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CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information, constituting parts of this Registration Statement to be filed on or about August 1, 2003 in Form N-14 ("N-14 Registration Statement") of Morgan Stanley Developing Growth Securities Trust, of our report dated November 8, 2002 relating to the September 30, 2002 financial statements of Morgan Stanley Developing Growth Securities Trust and our report dated September 12, 2002 relating to the July 31, 2002 financial statements of Morgan Stanley Next Generation Trust. We also consent to the references to us under the headings "Financial Statements and Experts" in the Proxy Statement and Prospectus which is part of the N-14 Registration Statement and to the references to us under the headings "Financial Highlights," "Custodian and Independent Auditors" and "Experts" in each Fund's Prospectus and Statement of Additional Information dated November 29, 2002 for Morgan Stanley Developing Growth Securities Trust and September 30, 2002 for Morgan Stanley Next Generation Trust, all of which are incorporated by reference in the N-14 Registration Statement.




Deloitte & Touche LLP
New York, New York
August 1, 2003